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                                   EXHIBIT 11
                       KAMAN CORPORATION AND SUBSIDIARIES
                      EARNINGS PER COMMON SHARE COMPUTATION

The computations and information required to be furnished in this Exhibit appear in the Corporation's Annual Report to Shareholders, which is filed herein as Exhibit 13 to this report, and is incorporated herein by reference.

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